ASSIGNMENT
                               OF
                       PURCHASE AGREEMENT

AEI Fund Management, Inc., a Minnesota corporation ("Assignor"), hereby assigns one hundred percent (100%) of its interest to AEI Income & Growth Fund 27, LLC, a Delaware limited liability company ("Assignee"), in that certain Purchase and Sale Agreement between Assignor and Colgate Bert Kouns, L.L.C., a Louisiana limited liability company, dated October 31, 2007, with respect to property located in Shreveport, Louisiana known as Starbucks coffee shop and drive-through, and Assignee hereby assumes all management responsibilities and obligations of Purchaser thereunder.


                    ASSIGNOR:

                    AEI FUND MANGEMENT, INC.,
                    A Minnesota corporation

                         /s/Robert P Johnson
                         By:Robert P. Johnson, Its President


                    ASSIGNEE:

                    AEI INCOME & GROWTH FUND 27, LLC,
                    a Delaware limited liability company

                    By: AEI FUND MANAGEMENT XXI, INC.,
                          a Minnesota corporation
                    Its: Managing Member

                    /s/ Robert P Johnson
                    By: Robert P. Johnson, Its President




                   PURCHASE AND SALE AGREEMENT


                                                            1
     This Purchase and Sale Agreement (the "Agreement") entered into as of this 31st day of October, 2007, by and between Colgate Bert Kouns, L.L.C., a Louisiana limited liability company (the "Seller") and AEI FUND MANAGEMENT, INC., a Minnesota corporation, or its assigns (the "Buyer"). The date on which last party hereto executes this Agreement is hereafter referred to as the "Effective Date".

     In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are herby mutually acknowledged, the parties hereto covenant and agree as follows:

     1. PROPERTY. Seller is the owner of a parcel of real property, with all improvements thereon, known generally as 319 Bert Kouns Industrial, Shreveport, LA 71106, currently leased for use as a Starbucks coffee shop and drive-through , such property being more particularly legally described on Exhibit "A" attached hereto (collectively, the "Property"). The Property includes all of Seller's rights and interests in and to all buildings and other improvements on or within the Property or appurtenant
thereto,    including    easements,   warranties,    guaranties,
indemnities, and covenants, to the extent the same can be lawfully transferred to the Buyer. Seller wishes to sell and
Buyer  wishes  to  purchase  the  Property  on  the  terms   and
conditions set forth herein.

     2. Lease. The Property is being sold subject to an existing Lease of the Property, dated March 28, 2007 (the "Lease") by and
between   Seller,  as  lessor,  and  Starbucks  Corporation,   a
Washington corporation, as lessee (the "Tenant").

     3. CLOSING DATE. The closing date on the Buyer's purchase of the Property (the "Closing Date") shall be on the later of (A) ten (10) days from the expiration of the later of: a) the Due Diligence Period (or an Adverse Change Review Period, if any should be occasioned, as set forth below in Section 8.03, whichever is later), or b) the expiration of the Seller's Cure Period (defined below), or (B) on January 7, 2008..

     The foregoing is subject to Buyer and Seller satisfying all of its obligations herein. However, the Closing Date may be earlier upon the mutual agreement of the parties, or extended (such as upon the occurrence of an Adverse Change Review Period) pursuant to other specific provisions set forth herein.

     4. PURCHASE PRICE. The purchase price for the Property is $1,301,000 (the "Purchase Price"). If all conditions precedent to Buyer's obligations to purchase have been satisfied, Buyer shall deposit the Purchase Price with the Closing Agent (as defined below) on or before the Closing Date.

     Within three (3) days of Effective Date of this Agreement, Buyer will deposit $25,000 (the "EARNEST MONEY") in an interest bearing account with First American Title Insurance Company, 801 Nicollet Mall, 1900 Midwest Plaza, Attn: Beth Gliedman; phone number: 612-305-2008; email: liedman@firstam.com (the "Closing Agent" or "Title Company").

     If for any reason this Agreement is terminated prior to the expiration of the Due Diligence Period (or prior to the expiration of the Adverse Change Review Period if such occurs because of the unanticipated occurrence of Adverse Change Due Diligence Documents as defined below), then the Earnest Money and any interest accrued thereon shall be immediately returned to Buyer.

     If the transaction contemplated hereby proceeds to Closing, the Earnest Money and any interest accrued thereon shall be paid to Seller at Closing and Buyer shall receive a credit against the Purchase Price payable hereunder in the amount of the Earnest Money plus interest accrued thereon. If the Buyer does not terminate this Agreement as expressly allowed hereunder, the Earnest Money and any interest accrued thereon shall thereafter be deemed non-refundable, except to the extent any of the contingencies to Buyer's performance hereunder (including without limitation, Seller's performance of its obligations hereunder) shall not be satisfied. As used in this Agreement, the term "Earnest Money" shall mean the amount deposited by Buyer, together with all interest accrued thereon or deemed to have accrued thereon, as provided above.

     The balance of the Purchase Price in cash is to be deposited by Buyer into an interest bearing escrow account with the Closing Agent on or before the Closing Date.

     5. ESCROW. Escrow shall be opened by Seller with the Closing Agent upon execution of this Agreement. A fully executed copy of this Agreement will be delivered to the Closing Agent by Seller
and   will  serve  as  escrow  instructions  together  with  any additional instructions required by Seller and/or Buyer or their respective counsels. Seller and Buyer agree to cooperate with
the   Closing   Agent  and  sign  any  additional   instructions
reasonably required by the Closing Agent to close escrow. If there is any conflict between any other instructions and this Agreement, this Agreement shall control.

     6. TITLE. Buyer shall order upon the Effective Date of this Agreement, at its sole expense, a commitment for an ALTA Owner's Policy of Title Insurance (most recent edition) prepared by Capdevielle Title Corporation, 909 Poydras Street, 28th Floor, New Orleans, Louisiana, underwritten and to be issued by the
Closing  Agent,  insuring  merchantability  of  title   in   the
Property, subject only to such matters as Buyer may approve  and
contain  such  endorsements  as  Buyer  may  require  that   are
available for a property in Louisiana, including extended coverage and owner's comprehensive coverage (the "Updated Title Commitment"). The Updated Title Commitment shall show Seller as the present fee owner of the Property and show Buyer as the fee owner to be insured and insuring Buyer in the amount of the Purchase Price.

The Updated Title Commitment shall also include:

  a) an itemization of all outstanding and pending special assessments and an itemization of taxes affecting the Property and the tax year to which they relate;

  b) shall state whether taxes are current and if not, show the amounts unpaid;


  c) the tax parcel identification numbers and whether the tax parcel includes property other than the Property to be purchased.

All easements, restrictions, documents and other items affecting title shall be listed in Schedule "B" of the Title Commitment. Copies of All Documents referred to in the Updated Commitment (the "UPDATED TITLE COMMITMENT DOCUMENTS") MUST BE ATTACHED TO THE UPDATED TITLE COMMITMENT.

     On or before the earlier of (i) ten (10) days after receipt of the Updated Title Commitment (including the Updated Title Commitment Documents) and the Updated Survey (as defined in
Section 8.01 below), or the last day of the Due Diligence Period, Buyer shall examine title to the Property and make any objections thereto, including any requests for specific endorsements insuring over said objections or requests (hereinafter "objections"). All such objections or requests shall be made in writing or deemed waived.

     If any objections are so made, the Seller shall be allowed a period of ten (10) days after receipt of Buyer's objections to respond to Buyer in writing whether or not Seller shall attempt to cure, remove or obtain insurable title over said objections ("Seller's Title Cure Notice"). If Seller's Title Cure Notice advises the Buyer of its election to attempt to satisfy or cure or insure over such objections, the Seller shall have a period of up to sixty (60) days following receipt of Buyer's notice of objections within which to cure, satisfy or insure over such objections (the period of time following the Seller's receipt of objections and the date upon which the Seller satisfies, removes, or insures over such objections is the "Seller's Cure Period"). If Seller's Title Cure Notice advises the Buyer that Seller shall decide to make no efforts to cure, remove or obtain insurable title over Buyer's objections, or if Seller is unable to cure, remove or obtain insurable title over such objections or elects not to continue such curative efforts within the Seller's Cure Period, as applicable, Buyer may either (a) waive its objections or (b) terminate this Agreement by written notice to Seller within five (5) days after the receipt of Seller's Title Cure Notice or after the expiration of Seller's Cure
Period, as applicable. If Buyer shall so terminate this Agreement, the Earnest Money shall be returned in full to Buyer immediately and neither party shall have any further duties or obligations to the other hereunder (except for those which expressly survive the termination of this Agreement).

     Any matters affecting title to the Property on the Effective Date or appearing on the Title Commitment or Survey at the end of the Due Diligence Period to which Buyer does not object (as well as those for which Buyer's objection has been deemed waived) shall be deemed "Permitted Exceptions". If Buyer shall fail to terminate this Agreement within five (5) days following the expiration of the Seller's Title Cure Notice or Seller Cure Period, as applicable, it shall be conclusively deemed that Buyer waived all uncured objections, which shall thereafter constitute additional Permitted Exceptions.

     The Buyer shall also have five (5) days to review and approve any easement, lien, hypothecation or other encumbrance placed of record affecting the Property after the date of the Updated Title Commitment. If necessary, the Closing Date shall be extended by the number of days necessary for the Buyer to have five (5) days to review any such items. Such five (5) day review period shall commence on the date the Buyer is provided with a legible copy of the instrument creating such exception to title.


     If any further objections are so made based upon any easement, lien, hypothecation or other encumbrance placed of record affecting the Property after the date of the Updated Title Commitment, the Seller shall be allowed ten (10) days after receipt of Buyer's objections to respond to Buyer by giving the Buyer another Seller's Title Cure Notice, in writing, stating whether or not the Seller shall elect to cure, remove or obtain insurable title over said objections, and if Seller elects to undertake such efforts, the Seller shall have a further Seller's Cure Period, not to exceed thirty (30) days within which to doe so . If Seller shall decide to make no efforts to cure, remove or obtain insurable title over Buyer's objections or is not able or willing to do so within such further Seller's Cure Period, it shall so indicate to Buyer in writing during Seller's Cure Period and Buyer may either (a) waive its objections or (b) terminate this Agreement by written notice to Seller within five (5) days after its receipt of Seller's Title Cure Notice or upon the expiration of Seller's Cure Period, as applicable. If Buyer shall so terminate this Agreement, the Earnest Money shall be returned in full to Buyer immediately and neither party shall have any further duties or obligations to the other hereunder (except for those which expressly survive the termination of this Agreement).

     Any matters appearing on the Title Commitment at the end of the aforementioned five (5) day review period by Buyer to which Buyer does not object (as well as those for which Buyer's objection has been deemed waived) shall be deemed "Permitted Exceptions". If Buyer shall fail to terminate this Agreement within five (5) days period set forth above, it shall be conclusively deemed that Buyer waived all uncured objections, which shall thereafter constitute additional Permitted Exceptions.

     7. SITE INSPECTION. As a condition precedent to Buyer's obligations hereunder, the Property shall be inspected and approved by Buyer, in Buyer's sole discretion. Said inspection shall be completed within the Due Diligence Period, and Buyer shall provide Seller with its written notice of any disapproval of the Premises on or prior to the expiration date of the Due Diligence Period. If Buyer shall not give Seller any written notice of such disapproval, this condition precedent shall be deemed waived. Buyer agrees not to interfere with the business of Seller or the tenant under the Starbucks Lease with regard to the Property and Buyer shall restore the Property to the same condition as it existed immediately prior to the conducting of any such inspection, study or investigation immediately upon completion of each such inspection, study or investigation conducted by Buyer, and Buyer covenants and agrees not to allow or permit any liens or encumbrances to arise or exist against the Property or any part thereof as a result of any such inspections or investigations and to immediately remove and cause to be released of record any such liens or encumbrances placed on the Property or any part thereof in violation of this provision. Buyer may not perform any invasive testing or investigations upon the Property. Buyer shall indemnify, defend and hold Seller harmless from any and all loss, cost, expense, damage, liability, mechanics' or materialmen's lien or claim of lien, action or cause of action, including without limitation reasonable attorneys' fees, arising from or relating to any and all such inspections, studies, investigations or entries upon the Property by Buyer or its agents or representatives.
Notwithstanding anything to the contrary contained elsewhere herein, Buyer hereby acknowledges that all information furnished by Seller to Buyer or obtained by Buyer in the course of Buyer's investigation of the Property, or in any way arising from or relating to any and all studies or entries upon the Property by Buyer, its agents or representatives, shall be treated as
confidential  information  and  further,  that   if   any   such
confidential information is
disclosed to third parties, Seller may suffer damages and irreparable harm. In connection therewith, Buyer hereby expressly understands, acknowledges and agrees (i) that Buyer will not disclose any of the contents or information contained in any reports or studies made in connection with Buyer's investigation of the Property, in any form whatsoever (including, but not limited to, any oral information received by Buyer during the course of Buyer's inspection of the Property), to any party other than the Seller, Seller's agents or representatives, or Buyer's agents, representatives, consultants or potential institutional lenders, and other than as required by applicable law or process of law, without the prior express written consent of Seller (which consent shall not be unreasonably withheld); (ii) to furnish Seller with copies of all reports or studies made by third parties (but not any reports or studies generated internally by Buyer) in connection with Buyer's inspection, study or investigation of the Property within a reasonable time (not to exceed ten (10) days) of receipt of same by Buyer, provided that prior to Buyer's release of the same to Seller, the Seller reimburses the Buyer for the expense of such reports; and (iii) that Seller is relying on Buyer's covenant not to disclose any of the contents or information contained in any such reports or investigations prior to its acquisition of the Property to any third parties other than the Seller's agents or representatives, or its agents, representatives, consultants or potential institutional lenders as provided above (all of which is deemed to be confidential information by the provisions of this paragraph). The foregoing covenants and indemnity shall expressly survive the Closing or the earlier termination of this Agreement.

     8.   DUE DILIGENCE AND DUE DILIGENCE PERIODS.

     8.01 Due Diligence Documents and Due Diligence Period. Buyer shall have a "DUE DILIGENCE PERIOD" of thirty (30) days after the Effective Date to review and approve the Due Diligence Documents (described below) and to conduct all of its inspections or terminate this Agreement in accordance to the terms hereof.

     WITHIN TEN (10) BUSINESS DAYS FOLLOWING THE EFFECTIVE DATE, THE SELLER SHALL FURNISH THE BUYER WITH THE DOCUMENTS LISTED BELOW (THE "DUE DILIGENCE DOCUMENTS"). THE DUE DILIGENCE DOCUMENTS SHALL BE SENT UNDER COVER OF CORRESPONDENCE FROM SELLER TO BUYER ADVISING BUYER WHICH OF THE DUE DILIGENCE DOCUMENTS ARE NOT BEING PROVIDED BECAUSE THEY ARE NOT IN SELLER'S POSSESSION.

     The following Due Diligence Documents are to be delivered by Seller at Seller's expense (unless specifically designated herein to be obtained by Buyer), and such documents to be of current or recent date and certified to Buyer, or otherwise the most recent of such item in Seller's possession.

     a) Copies of Seller's existing Owner's Title Policy for the Property, with copies of its underlying documents, if in Seller's possession;

     b) Seller shall provide to Buyer a copy of the Seller's current existing as-built ALTA survey and/or existing boundary ALTA survey of the Property ("Existing Survey"). During the Due Diligence Period, Buyer, at Buyer's sole expense shall obtain an updated as-built ALTA Survey (the "Updated Survey") certified to "AEI Fund Management, Inc., its successors and/or assigns" and Title

        Company, and in accordance with the requirements set forth in Exhibit "B" attached hereto;

    c) A complete copy of the Lease and Guaranty of Lease, if any, and any amendments thereto, including but not limited to amendments, assignments of lease and/or letter agreements, commencement agreements, memorandum of leases, project acceptance letter (wherein Tenant accepts possession of the property, if Tenant shall have issued the same or similar) and the most recent tenant estoppel currently in Seller's possession;

    d) Seller, at its sole expense, shall provide Buyer with its existing Phase I Environmental Site Assessment Report...During the Due Diligence Period, Buyer shall obtain, at its own expense, an Updated Phase I Environmental Site Assessment report in accordance to ASTM 1527-05 guidelines ("Updated Phase I ESA") certified to "AEI Fund Management, Inc, its successors and assigns";

    e) A copy of the Tenant's and Seller's existing insurance certificate(s) or evidence of the same for the Property pursuant to the Lease;

    f) If in Seller's possession, any zoning information concerning the current zoning of the Property;

    g) A copy of the soils suitability report, if in Seller's possession;

    h) A copy of an existing MAI appraisal of the Property, if in Seller's possession;

    i) A copy of the Certificate of Occupancy from the governing municipality, if in Seller's possession;

    j)   If in Seller's possession, Certificate of Substantial
         Completion executed by the project architect and/or general contractor for the improvements;

    k) Copies of the existing final building plans and specifications for the improvements, if in Seller's possession;

    1) A copy of the most recent real estate tax statement for the Property if in Seller's possession;

     m) A rent accounting for the last twelve (12) months (or such shorter period reflecting Tenant's occupancy of the Property) showing when Seller received each check from Tenant;

     n) Copies of any and all certificates, permits, licenses and other authorizations of any governmental body or authority which are necessary to permit the use and occupancy of the Improvements, if in Seller's possession; and


    o) Copies of any and all written warranties respecting construction of the improvements, including but not limited to the roof, HVAC system, structural, plumbing or electrical that have not expired by their terms, and assignments thereof to Tenant, issued to or required to be provided to Tenant as designated in the Lease, if any. Buyer will require any and all written warranties, which have not expired and have not been transferred to Tenant, to be transferred to Buyer on the Closing Date, to the extent that the same are lawfully assignable, and without warranty by the Seller. In the event the warranties are unable to be transferred to Buyer on the Closing Date, Seller shall provide Buyer with a letter of undertaking wherein Seller agrees to transfer at Seller's cost and expense the warranties into Buyer's name or to obtain consents to the transfer of
        warranties,   if  such  transfer  is  not  automatically
        allowed.

     (All of the above described documents (a) through (i) are hereinafter collectively the "DUE DILIGENCE DOCUMENTS").

     At any time during the Due Diligence Period, Buyer may cancel this Agreement for any reason, in its sole discretion, by delivering a cancellation notice, return receipt requested, to Seller and Closing Agent on or before the expiration of the Due Diligence Period and the Earnest Money shall be returned in full to Buyer immediately and neither party shall have any further duties or obligations to the other hereunder (except for any obligation expressly surviving the termination of this Agreement).

     If notice of termination is not given on or before the expiration of the Due Diligence Period, all such matters shall be deemed acceptable and all such conditions satisfied and/or waived and the right to termination under Section 8.01 shall be extinguished and the Earnest Money shall be non-refundable to Buyer, except in the event: (i) of Seller's default; (ii) Buyer's termination hereof based upon receipt of any Adverse Change Documents as defined below as set forth in Section 8.03; or (iii) pursuant to Buyer's right to terminate as otherwise set forth herein, in which case the Earnest Money shall be returned to Buyer.

     8.02 Form of Closing Documents. At least seven (7) days prior to the end of the Due Diligence Period, Seller shall, at its sole expense, provide to Buyer the following documents, and Seller and Buyer shall agree on the form of the following documents, which are to be delivered to Buyer on the Closing Date by Seller (and executed by Seller, Tenant, and Buyer as appropriate) as set forth in Section 14 hereof:

     (a) An Act of Sale with limited warranty (the "Deed") dated as of the Closing Date, conveying the Land according to the legal description attached hereto as Exhibit "A", the Deed being subject to the Permitted Exceptions;

     (b)  Seller's Affidavit as may be required by the Title Company;

     (c)  FIRPTA Affidavit;

     (d) Assignment and Assumption of the Lease, in the form attached hereto and incorporated herein as Exhibit "C";

    (e) A generic Assignment of warranties in the form as attached hereto and incorporated herein as Exhibit "D"; and

    (f) Estoppel from Tenant, in a form set forth in the Starbuck's Lease, and otherwise, reasonably satisfactory to Buyer.

In the event that Seller and Buyer do not reach mutual agreement on the form of the above described documents (a) through (0 prior to the end of the Due Diligence Period, or the same delivered by Seller on the Closing Date, this Agreement may be terminated by either Seller or Buyer and the Earnest Money and accrued interest shall be returned in full to the Buyer immediately and neither party shall have any further duties or obligations to the other hereunder (except for any obligation expressly surviving the termination of this Agreement).

     8.03  ADVERSE  CHANGE DUE DILIGENCE DOCUMENTS  AND  ADVERSE
CHANGE REVIEW PERIOD. As soon as available, up until the Closing
Date (the "Adverse Change Review Period"), Seller shall deliver to Buyer the following items for review and acceptance:

     (a) Any documents or written summary of facts known to Seller that materially change or render incomplete, invalid, or inaccurate any of the Due Diligence
          Documents (collectively, if any, the "Adverse Change
          Due Diligence
          Documents").

     If necessary, the Closing Date shall be extended to allow Buyer to have ten (10) days to examine and to accept all of the above-described Adverse Change Due Diligence Documents. After Buyer's receipt and review of the Adverse Change Due Diligence Documents, Buyer may cancel this Agreement if any of the Adverse Change Due Diligence Documents are not acceptable to Buyer, in its sole discretion, by delivering a cancellation notice, as provided herein, to Seller and Closing Agent prior to the end of the Adverse Change Review Period. Such notice shall be deemed effective upon receipt by Seller. If Buyer so terminates this Agreement, the Earnest Money and accrued interest shall be returned in full to Buyer immediately and thereafter neither party shall have any further duties or obligations to the other hereunder.

     It shall be a condition precedent to Buyer's obligations to close hereunder that there have been no material changes in any of the information reflected in the Due Diligence Documents or Adverse Change Due Diligence Documents known to Seller and not disclosed to the Buyer after the date of such document and prior to closing.

     8.04. As Is" Purchase of Property. On the Closing Date  the
Buyer will take title to the Property in "as is, where is" condition and with all faults, and at Buyer's sole risk. The Act of Sale will contain the following text:

"the property is being sold without representation or warranty, express or implied, except as expressly herein provided, and subject to any matters of record set forth herein. buyer acknowledges and agrees that the property is being sold "as is, where is," and this sale is made without any warranties or representations whatsoever with respect to the condition of the property or any of its components, parts or contents or with respect to fitness of the property or any of its components, parts or

CONTENTS FOR ANY PARTICULAR OR INTENDED USE, PURPOSE OR CONDITION, INCLUDING FURTHER, WITHOUT ANY REPRESENTATIONS OR WARRANTIES AS TO OR CONCERNING THE CONDITION OF ANY IMPROVEMENTS ON THE PROPERTY, THE EXISTENCE OF ANY TOXIC OR HAZARDOUS MATERIALS, WASTE OR ENVIRONMENTAL CONTAMINANTS, OR WITH RESPECT TO THE COMPLIANCE OF THE PROPERTY WITH ANY LAWS, ALL OF WHICH SUCH WARRANTIES OR REPRESENTATIONS ARE HEREBY DISCLAIMED BY SELLER AND WAIVED BY BUYER. BUYER DECLARES THAT IT HAS EXAMINED THE PROPERTY PRIOR TO THE DATE HEREOF AND THAT IT IS SATISFIED WITH THE RESULTS OF ITS EXAMINATIONS AND THE CONDITION OF THE PROPERTY. THE BUYER SPECIFICALLY WAIVES ALL CLAIMS AND ALL CAUSES OR RIGHTS OF ACTION WHICH BUYER HAS OR MAY HAVE AGAINST SELLER WITH RESPECT TO THE PHYSICAL CONDITION OF THE PROPERTY AND ANY DEFECTS, IF ANY, THEREIN, WHETHER APPARENT OR LATENT, WHETHER KNOWN OR UNKNOWN TO SELLER, OF EVERY NATURE AND KIND WHATSOEVER. BUYER ALSO WAIVES ANY RIGHTS IT HAS OR MAY HAVE TO COMMENCE AN ACTION IN REDHIBITION, TO RESCIND THE SALE OR TO DEMAND A REDUCTION OF PURCHASE PRICE
PURSUANT TO LOUISIANA CIVIL CODE ARTICLES 2520 THROUGH 2548, INCLUSIVE, IN CONNECTION WITH THE PROPERTY HEREBY CONVEYED TO IT BY SELLER. BY ITS SIGNATURE, BUYER EXPRESSLY ACKNOWLEDGES ALL SUCH WAIVERS AND THE EXERCISE OF BUYER'S RIGHT TO WAIVE WARRANTY PURSUANT TO LOUISIANA CIVIL CODE ARTICLE 2548. WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, BUYER
ACKNOWLEDGES THAT THE FOREGOING WAIVERS AND DISCLAIMERS HAVE BEEN BROUGHT TO ITS ATTENTION AND THAT ALL OF THE FOREGOING WAIVERS AND DISCLAIMERS OF WARRANTY ARE OF THE ESSENCE OF THIS TRANSACTION AND THAT IT WOULD NOT HAVE BEEN MADE OTHERWISE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER HEREBY EXPRESSLY WAIVES, AND RELEASES SELLER FROM, ANY AND ALL CLAIMS, DEMANDS, CAUSES OR RIGHTS OF ACTION, IN REIMBURSEMENT, CONTRIBUTION OR OTHERWISE, THAT BUYER HAS OR MAY HAVE AGAINST SELLER ARISING OUT OF DAMAGES, LOSSES, COSTS (INCLUDING WITHOUT LIMITATION COSTS OF INVESTIGATION AND/OR REM EDIATION) OR LIABILITIES INCURRED BY OR IMPOSED ON BUYER OR ITS SUCCESSORS OR ASSIGNS BASED UPON THE EXISTENCE OF ANY HAZARDOUS MATERIALS IN, ON, UNDER OR FROM THE PROPERTY."

                                        Buyer's Initials

     9. CLOSING COSTS. Seller shall pay the following closing costs: mall recording costs associated with the Deed and Assignment and Assumption of Lease; (ii) one half of all escrow fees of Buyer and Seller (iii) any and all brokerage commissions owed by Seller; and (iv) the premium for a comprehensive Owner's Title insurance policy in the amount of the purchase price, and all costs associated with recording any document(s) or instrument(s) necessary to cure any title objections raised by Buyer and not otherwise removed or satisfied by the Seller on or prior to Closing.

          Buyer shall pay the cost of; (i) an ALTA survey or update of the Seller's current survey of the Property (ii) an updated Phase I ESA report if Buyer elects to obtain the same;
(iii) an updated title commitment/search and and any abstracting or examination expenses associated with the same, and any special endorsements it may require or request on its Owner's Title Policy (except that Seller shall pay for any endorsements required to insure over any of Buyer's title objections that Seller undertakes to cure and Seller shall pay for any costs associated with the removal of the standard exceptions for mechanic's liens and real estate taxes unpaid but not yet due and payable), and (iv) one half of any escrow fees charge by the Closing Agent.

          Each party will pay its own attorneys' fees to close this transaction.


     10. REAL ESTATE TAXES AND ASSESSMENTS. Seller represents to Buyer that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable prior to the year of Closing have been or will be paid in full as of the Closing Date. Seller represents to Buyer that all unpaid levied and pending special assessments payable in the year of Closing are paid by the Tenant and shall be the responsibility of the Tenant under the Lease after the Closing Date.

    In the event Tenant does not pay any special assessments or real estate taxes that are the responsibility of the Tenant under the Lease, Seller and Buyer agreed to each pay its prorata share of said assessments or taxes as of the Closing Date.

     The provisions of this paragraph 10 shall survive Closing.

     11. PRORATIONS. The Buyer and the Seller, as of the Closing Date, shall prorate: (i) all rent due under the Lease, (ii) ad valorem taxes, personal property taxes, charges or assignments affecting the Property (on a calendar year basis), (iii) utility charges, including charges for water, gas, electricity, and sewer, if any, (iv) other expenses relating to the Property which have accrued but not paid as of the Closing Date, based upon the most current ascertainable tax bill and other relevant billing information, including any charges arising under any of the encumbrances to the Property. To the extent that information for any such proration is not available on the Closing Date or if the actual amount of such taxes, charges or expenses differs from the amount used in the prorations at closing, then the parties shall make any adjustments necessary so that the prorations at closing are adjusted based upon the actual amount of such taxes, charges or expenses. The parties agree to make such reprorations as soon as possible after the actual amount of real estate taxes, charges or expenses prorated at closing becomes available, provided however that no actual proration of such taxes, charges or expenses shall occur unless and until Tenant has failed to pay the same when due. In the event Tenant does not pay any expenses that are the responsibility of the Tenant under the Lease, Seller and Buyer agreed to each pay its prorata share of said taxes, charges, and expenses as of the Closing Date. This provision and the respective obligations of the parties shall survive Closing.

     12. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants as of this date and to the best of Seller's knowledge that:

     (a) Except for this Agreement and the Lease between Seller and Tenant, and those matters disclosed in the materials delivered to Buyer pursuant to Sections 6 and 8, it is not aware of any other agreements or leases with respect to the Property.

     (b) Seller has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder.

     (c) Seller does not have any actions or proceedings pending, which would materially affect the Property or Tenant, except matters fully covered by insurance;

    (d) The consummation of the transactions contemplated hereunder, and the performance of this Agreement and the delivery of the Deed to Buyer, will not result in any breach of, or constitute a default under, any instrument to which Seller is a party or by which Seller may be bound or affected;

    e) All    of    Seller's    covenants,    agreements,    and
         representations made herein, and in any and all documents which may be delivered pursuant hereto, shall survive the delivery to AEI of the Deed and other documents furnished in accordance with this Agreement, and the provision hereof shall continue to inure to Buyer's benefit and its successors and assigns for a period of six (6) months following the Closing Date;

    (f) To the knowledge of the Seller, the Property is in good condition, substantially undamaged by fire and other hazards, and has not been made the subject of any condemnation proceeding;

    (g) To the knowledge of the Seller, the use and operation of the Property now is in full compliance with applicable local, state and federal laws, ordinances, regulations and requirements;

    (h) Seller has not caused or permitted the Property to be in violation of any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the environmental conditions, on, under or about the Property, including, but not limited to, soil and groundwater conditions. There is no proceeding or inquiry by any governmental authority with respect to the presence of hazardous materials on the Property or the migration of hazardous materials from or to other property;

    (i) The transaction contemplated herein does not represent a fraudulent conveyance by Seller;

    (j) Neither Seller nor, to Seller's current, actual knowledge, any of Seller's partners, are an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 ("E013224"); ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "Specifically Designated National and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website,
          (http://www.treas.gov/offices/enforcement/offices/enforcement.pd
          t); (iii) who commits, threatens to commit or supports "terrorism," as that term is defined in E013224; (iv) is subject to sanctions of the United States government or is in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, E013224 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001; or (v) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in subsections (i) - (v) above are herein referred to as a "Prohibited Person"). Neither Seller nor its members shall knowingly: (A) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (B) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in E013224; and

    (k) These Seller's representations and warranties deemed to be true and correct as of the Closing Date. If the Seller shall notify Buyer of a change in these representation and warranties prior to the Closing Date, the Buyer shall get five (5) days to review such change and terminate this Purchase Agreement if Buyer deems necessary. If Buyer so terminates this Agreement, the Earnest Money shall be returned in full to Buyer immediately.

    These  representations  and  warranties  shall  survive  the
Closing for a period of six (6) months. As used herein, the terms "Seller's knowledge" or to the "best of Seller's
knowledge"  refer  and  are  limited  to  the  actual   personal
knowledge of Al Davis.

    13.    BUYER'S   REPRESENTATIONS   AND   WARRANTIES.   Buyer
represents and warrants to Seller that:

     (a) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder;

     (b) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereunder will violate or be in conflict with any agreement or instrument to which Buyer is a party or by which Buyer is bound; and

     (c) Neither Buyer nor, to the best of Buyer's knowledge, any of Buyer's members, are an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 ("E013224");
          ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "Specifically Designated National and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, (http ://www.treas. gov/offi enforcement/ofac/sdn/tllsdn. p d
          I); (iii) who commits, threatens to commit or supports "terrorism," as that term is defined in E013224; (iv) is subject to sanctions of the United States government or is in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, E013224 and the Uniting and
          Strengthening  America by Providing Appropriate  Tools
          Required  to Intercept and Obstruct Terrorism  Act  of
          2001; or (v) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in subsections (i) - (v) above are herein referred to as a "Prohibited Person"). Neither
          Buyer nor its members shall knowingly: (A) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (B) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in E013224.

     These Buyer's representations and warranties deemed to be true and correct as of the Closing Date and shall survive the Closing for a period of six (6) months.

     14.  CLOSING.

     (a) On or before the Closing Date, with simultaneous copy to Buyer, Seller will deposit into escrow with the Closing Agent the following documents on or before the Closing Date:

     (1) The Deed, conveying title to the Property to Buyer, in form and substance as agreed to between Seller and Buyer during the Due Diligence Period, with a warranty only as to the acts and deeds of the Seller during the course of its ownership of the Property, only, and in "as is, where is" condition as set forth in section 8.04 of this Agreement;

     (2) Estoppel letter from Tenant, in form and substance as agreed to between Seller and Buyer during the Due Diligence Period;
(3) Affidavit of Seller, in form and substance as agreed to between Seller and Title Company, during the Due Diligence
Period;

     (4) FIRPTA Affidavit, in form and substance as agreed to between Seller and Buyer during the Due Diligence Period;

     (5) Seller's counterpart to the Assignment and Assumption of the Lease in the form and substance as attached hereto and incorporated herein as Exhibit "C", accompanied by the original Lease and originals of any and all documentation modifying the Lease, including but not limited to, assignments, amendments, commencement agreement, memorandum of lease, and letter agreements;

     (6) Assignment and assumption of warranties in the form and substance as attached hereto and incorporated herein as Exhibit "D";

     (7) Tenant's Certificate of Insurance naming Buyer as additional insured and/or loss payee, as required by the Lease;


    (8) a down-dated title commitment for an owner's title insurance policy, reflecting only Permitted Exceptions and endorsements required by Buyer during the Due Diligence Period;

    (9)  Notice of Sale to Tenant; and

    (10) A letter from Seller to Buyer wherein the Seller itemizes
          (in percentages totaling 100%), the following percentages of costs of the Premises: land acquisition, soft costs, building construction, and site work (this assists Buyer in allocating the Property onto its books at Closing).

(b) On or before the Closing Date, Buyer will deposit the following with the Closing Agent: i) balance of the Purchase
Price; and ii) its counterpart to the Deed and the Assignment and Assumption of Lease.

(c) Both parties will sign and deliver to the Closing Agent any other documents reasonably required by the Closing Agent and/or the Title Company.

     15. TERMINATION. This Agreement may be terminated prior to closing at Buyer's option (and the Earnest Money returned to Buyer in full immediately) in the event of any of the following occurrences:

     (a) Seller fails to comply with any of the terms hereof for a period of ten (10) days after receipt of written notice from Buyer to Seller requesting compliance. However, if such matter cannot be cured within ten (10) days, and Seller has commenced cure within such ten (10) day period and is diligently pursuing such cure, Seller shall be afforded such additional time, not to exceed thirty (30) days, as is necessary to cure such matter. If necessary, the Closing Date shall be extended so long as Seller is diligently pursuing a cure pursuant to this Section 15(a);

     (b) A default exists in any material financial obligation of Seller or Tenant under the Starbuck's Lease;

     (c) Any representation made or contained in any submission from Seller proves to have been knowingly untrue, substantially false or misleading when made, or any representation made or contained in any submission of a Due Diligence Document from a third party proves to have been knowingly untrue, substantially false or misleading when made;

     (d) There has been a material adverse change in the financial condition of Tenant or there shall be a material action, suit or proceeding pending or threatened against Seller which affects Seller's ability to perform under this Agreement or against Tenant which affects their respective abilities to perform under the Lease;

     (e) Any bankruptcy, reorganization, insolvency, withdrawal, or similar proceeding is instituted by or against Seller or Tenant;

    (1) Seller or Tenant shall be dissolved, liquidated or wound up;

     (g) Tenant does not take possession of the Property and/or commence paying rent under the Lease by the Closing Date;

     (h) Notice of termination given by Buyer pursuant to any right to do so hereunder.

     16. DAMAGES, DESTRUCTION AND EMINENT DOMAIN. If, prior to the Closing Date, the Property, or any part thereof, should be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement (which damage exceeds 10% of the Purchase Price of the Property or abates payment of rent by Tenant or renders the Lease invalid), this Agreement shall become null and void, at Buyer's option, exercised by written notice to Seller within ten
(10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right  to  adjust  or  settle any insured  loss  until  (a)  all
contingencies  set  forth  in  Section  8   hereof   have   been
satisfied, or waived; and (b) any period provided for  above  in
Section 8 hereof for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the Purchase Price, and Seller shall assign to Buyer the Seller's right, title and interest in and to all insurance proceeds resulting form said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of the Tenant.

     If prior to closing, the Property, or any part thereof, is taken by eminent domain (which taking delays commencement of the Lease or delays payment of rent by the Tenant or renders the Lease invalid) this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the Purchase Price and Seller shall assign to Buyer all the Seller's right, title and interest in and to any award made, or to be made, in the condemnation proceeding, subject to the rights of the Tenant.

     In the event that this Agreement is terminated by Buyer as provided above, the Earnest Money shall be returned to Buyer immediately after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.

     17. NOTICES. All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or by facsimile transaction to the respective fax number(s) set forth below with printed confirmation of receipt thereof, or to such other address as such party may hereafter designate by written notice to the other party. Notice given in accordance herewith shall be effective upon delivery to the address of the addressee. Any notice given by facsimile transmission shall be followed by a hard copy or by hand delivery.

If to Seller:  Colgate Bert Kouns, L.L.C.
               Colgate Real Estate
               Partners, LP 7527
               Colgate Avenue
               Dallas, Texas 75225
               Attn: Al Davis
               Phone number: 214-987-
               1739 Facsimile: 214-
               594-2244



with a copy    Richard P. Richter
to:           Sher Garner Cahill Richter Klein &
              Hilbert, L.L.C. 909 Poydras Street,
              28th Floor
               New Orleans, Louisiana 70112
               Facsimile: 504-299-2300

               AEI Fund Management, Inc.
If to Buyer:   1300 Wells Fargo Center
               30 E. 7th Street
               St. Paul, Minnesota 55101
              Attention: George Rerat, Director of
              Acquisitions and Marissa Kim,
              Acquisitions Closing Specialist Phone
              No.: (651) 227-7333
               Fax: (651-225-8144
               Email: mkim@aeiftinds.com


With a copy to:     Michael Daugherty
               Daugherty Law Firm
               30 East Seventh Street,
               Ste 1300 St. Paul,
               Minnesota 55101
               Phone: (612) 720-0777
               Fax: 612-677-3181
               E-Mail: mbdlaw@usinternet.com

     18.  MISCELLANEOUS.

     18.1 ENTIRE AGREEMENT; AMENDMENTS; RULE OF CONSTRUCTION; WAIVERS; ATTORNEYS' FEES. This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement, the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreement or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

     18.2 DEFAULT. If the transaction contemplated hereunder does not close by the Closing Date, through no fault of Buyer, Buyer may terminate this Agreement and receive its Earnest Money back in full immediately together with an equal amount to be paid by Seller as liquidated damages and in lieu of any other remedy at law or in equity; or, the Buyer may demand specific performance of the Seller's obligations under this Agreement. If the transaction contemplated by this Agreement does not close by the Closing Date, through no fault of Seller (if this Agreement has not been terminated by Buyer pursuant to Buyer's right to terminate hereunder), Seller may either, at its election, terminate this Agreement and receive the Earnest money in full as liquidated damages and in lieu of any other remedy at law or in equity; or, the Seller may demand specific performance of the Buyer's obligations under this Agreement.

     18.3 ASSIGNMENT. This Agreement shall be assignable by Buyer, at its option, in whole or in part, in such manner as Buyer may determine, to an affiliate or affiliates of Buyer.

     18.4 BROKERS. Seller shall pay any and all real estate commissions due and payable to any broker claiming commission by and through its representation of Seller. Buyer shall pay any and all real estate commissions due and payable to any broker claiming commission by and through its representation of Buyer.

     18.5 COMPUTATION OF TIME. If the time period or date by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires or occurs on a Saturday, Sunday, or legal or bank holiday, then such time period or date shall be automatically extended through the close of business on the next regularly scheduled business day.
     18.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and which together shall constitute the agreement of the parties hereto.

     18.7. EXPIRATION. Buyer is submitting this offer by signing a copy of this Agreement and delivering it to Seller. Seller has until November , 2007, within which time to accept this offer by signing and returning this Agreement to Buyer. When executed by both parties, this Agreement will be a binding agreement for valid and sufficient consideration which will bind and benefit Seller, Buyer and their respective successors and assigns.

     18.8. Sale and Purchase of Other Property. Seller's obligation to sell the Property to Buyer are contingent upon the Buyer's concurrent acquisition of certain property owned by Seller's affiliate, Colgate Breville, L.L.C., as more fully described in, and pursuant to the terms and conditions of that certain Purchase and Sale Agreement dated of even date herewith, between Buyer and Colgate Breville, L.L.C. (the "Breville Agreement"). Buyer hereby acknowledges and agrees that if the Buyer elects to terminate this Agreement for any reason permitted herein during the Due Diligence, at the Seller's option and election, the Seller may terminate the Breville Agreement, and that if the Buyer elects to terminate the Breville Agreement for any reason permitted therein during the due diligence period thereunder, at the Seller's option and election, the Seller may terminate this Agreement. Provided, however, if Buyer shall terminate this Agreement or the Breville Agreement because Buyer's objections, in Buyer's sole but commercially reasonable discretion, to matters of title, survey, or environmental concern, which objections Seller does not cure within sixty (60) days of Buyer having raised said objections in writing prior to the end of the Due Diligence Period (or Adverse Change Review Period, if applicable), then Seller's option to terminate pursuant to this paragraph shall not apply, and Buyer shall be free to purchase either Property but not the other. The term "Buyer's objections, in Buyer's sole but commercially reasonable discretion" shall mean such adverse matters substantially similar to those matters that have been of commercially reasonable concern to Buyer in the past conduct of its business of acquiring commercial properties.

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     IN WITNESS WHEREOF, Seller and Buyer have executed this
Agreement effective as of the date last set forth below.

SELLER:

Colgate Bert Kouns, L.L.C.,
a Louisiana limited liability company,
its Manager Cedar Top
Development, Inc., a Texas
corporation


By: /s/ Al M Davis
   Al Davis President

Date: 11/5/07

STATE OF Colorado
                ) ss.
COUNTY OF EAGLE

     On this 5th day of November before me, the undersigned, a Notary Public in and for said State, personally appeared Al Davis, personally known to me to be the person who executed the within instrument as the President of Cedar Top Development, Inc, Manager of Colgate Bert Kouns, LLC., a limited liability company, on behalf of said Company.




                                  /s/ Darden Blow
                                     Notary Public

        [notary seal]

  My Commission Expires 09/19/2009







BUYER:

AEI FUND MANAGEMENT, INC.


By: /s/ Robert P Johnson
        Robert P Johnson its Presdient


Date: October 31, 2007


STATE OF MN       )
                  )ss
COUNTY OF RAMSEY  )

   ON this 31st day of October, 2007, before me the undersigned, a Notary Public in and for said State, personally Robert P Johnson, personally known to me to be the person who executed the within instrument as the President of AEI Fund Management, Inc., a Minnesota corporation, on behalf of said corporation.


                                           /s/ Michael B Daugherty
                                              Notary Public


[notary seal]